Exhibit 99.1

Wells Fargo Shareowner Services

P.O. Box 64858

St. Paul, MN 55164-0858

☐ Check here to indicate a permanent address change. Please provide any address correction below.

Letter of Transmittal

to

Tender Shares of Common Stock

of

The Procter & Gamble Company

CUSIP # 742718109

Pursuant to the Prospectus, dated September 1, 2016

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on September 29, 2016, unless the offer is extended or earlier terminated. Such date or, if the offer is extended, the date to which the offer is extended, is referred to in this document as the “Expiration Date.” Shares of common stock of The Procter & Gamble Company tendered pursuant to the exchange offer may be withdrawn at any time at or prior to the expiration of the exchange offer.

This Letter of Transmittal may be used to tender only with respect to shares of common stock, without par value, of The Procter & Gamble Company (“P&G”), you, as registered shareholder(s), hold. You may receive additional Letters of Transmittal with respect to shares of P&G common stock held by you in another manner or in another name. The deadline for submitting Letters of Transmittal is 12:00 midnight, New York City time, on September 29, 2016, unless the exchange offer is extended or earlier terminated. Letters of Transmittal must be RECEIVED by Wells Fargo Bank, N.A. (the “Exchange Agent”) no later than 12:00 midnight, New York City time, on September 29, 2016. Capitalized terms used but not defined herein are used as defined in the Prospectus, dated September 1, 2016 (the “Prospectus”).

Delivery of this Letter of Transmittal to an address other than as set forth on the last page of this Letter of Transmittal will not constitute a valid delivery to the Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used by P&G shareholders if certificates for shares of P&G common stock are to be forwarded herewith or if shares are held in book-entry form through the Direct Registration System (“DRS”) and/or The Procter & Gamble Company Direct Stock Purchase Plan (“DSPP”) on the records of P&G’s transfer agent.

Holders of shares of P&G common stock whose certificates for such shares (the “Share Certificates”) are not immediately available, or who cannot deliver all other required documents to the Exchange Agent prior to the expiration of the exchange offer, or who cannot complete the procedure for book-entry transfer on a timely basis must tender their shares according to the guaranteed delivery procedure set forth in “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” of the Prospectus. See Instruction 6.

OFFICE USE ONLY App	Date	A/C [ ]	W-9 [ ]	W-8 [ ]	A/P [ ]	S/D M [ ]	I [ ]	A [ ]	C [ ]

[NAME(S) OF REGISTERED HOLDER(S)]

[ACCOUNT NUMBER OF REGISTERED HOLDER(S)]

Certificate	DRS Book-Entry	DSPP Book Entry	Total
Shares	Shares	Shares	Shares
[1234567890.123]	[1234567890.123]	[1234567890.123]	[1234567890.123]

If you have LOST, STOLEN OR DESTROYED CERTIFICATE(S), see Instruction 7.

MARK A SELECTION BELOW TO PARTICIPATE IN THE EXCHANGE OFFER

☐	ALL shares tendered OR

☐	Partial tender of shares—please enter share amounts below

If you wish to tender fewer than all certificated shares presented, please indicate the number of shares you wish to tender. Otherwise, ALL shares represented by Share Certificates or book entry delivered to the Exchange Agent will be deemed to have been tendered. See Instruction 3.

If shares are held in book-entry form, indicate the number of shares you are tendering. By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including by limit order request, unless properly withdrawn from the exchange offer.

	Whole Shares		Fractional Shares

Certificated Shares		●

DRS Book-Entry Shares		●

DSPP Book-Entry Shares		●

TOTAL SHARES		●

These elections will be subject to proration based on a proration adjustment if the exchange offer is oversubscribed.

Please note: All shares presented for exchange will be debited on a first-in/first-out basis for cost basis reporting.

ODD-LOT SHARES

(See Instruction 4)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the expiration of the exchange offer, an aggregate of fewer than 100 shares of P&G common stock. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of P&G common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

SIGNATURE(S) REQUIRED

Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or on a securities position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.

By signing below, you will be deemed to have made the representations and warranties set forth in the instructions accompanying this Letter of Transmittal.

Signature of Owner(s) and Capacity if applicable

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 2, 9 and 11)

To be completed ONLY if the shares of Coty class A common stock and/or cash in lieu of fractional shares are to be issued in the name of someone other than the undersigned. The recipient must complete Substitute Form W-9 below.

Issue Shares To (Please Print):

Name

Address

GUARANTEE OF SIGNATURE(S) (If required—See Instructions 1 and 2) APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares of Coty class A common stock and/or cash in lieu of fractional shares are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown page 1 of this Letter of Transmittal.

Mail To (Please Print):

Name

Address

Request for Taxpayer Identification Number and Certification—Substitute Form W-9 (Rev. 12/14)

Certification: Under penalties of perjury, I certify that:	Social Security Number
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and		-	-

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

Employer Identification Number
/

3. I am a U.S. citizen or other U.S. person (defined in the instructions), and
4. The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct. (No FATCA reporting code is required for accounts maintained in the United States.)
FATCA Exemption Reporting Code: (Codes are available with the official IRS Form W-9 found at www.irs.gov.)
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
Required: Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter tax classification (C=C corporation, S=S corporation, P=partnership):
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signature: Date:

NOTICE TO NON-RESIDENT ALIEN (“NRA”) INDIVIDUALS OR FOREIGN ENTITIES (E.G. FOREIGN CORPORATIONS, PARTNERSHIPS OR TRUSTS): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. NRA INDIVIDUALS GENERALLY MUST COMPLETE AN IRS FORM W-8BEN (REVISED IN 2014). FOREIGN ENTITIES NEED TO COMPLETE AND EXECUTE THE APPLICABLE TYPE OF FORM W-8 (REVISED IN 2014 OR, IN THE CASE OF AN IRS FORM W-8BEN-E, REVISED IN 2016). NRA INDIVIDUALS AND FOREIGN ENTITIES MUST RETURN THEIR PROPERLY COMPLETED AND EXECUTED FORMS TO THE EXCHANGE AGENT. IRS FORMS W-8 MAY BE OBTAINED FROM THE EXCHANGE AGENT OR ONLINE AT www.irs.gov. FAILURE TO PROPERLY COMPLETE AND EXECUTE THE APPLICABLE IRS FORM W-8 AND TO RETURN IT TO THE EXCHANGE AGENT MAY SUBJECT YOU TO U.S. FEDERAL BACKUP WITHHOLDING (CURRENTLY AT A RATE OF 28%) OR U.S. FEDERAL WITHHOLDING TAX (CURRENTLY AT A RATE OF 30%) ON ANY REPORTABLE OR WITHHOLDABLE AMOUNT.

The Exchange Agent for the exchange offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, MN 55164-0858

By Hand or Overnight Courier:

(By midnight New York City time on the Expiration Date)

Wells Fargo Bank, N.A.

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

The Information Agent for the exchange offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Banks and brokers call collect: (212) 269-5550

All others call toll-free: (877) 297-1747

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